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                                                                   EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and related Prospectus pertaining to the 1999 Equity Participation Plan of Golden Telecom, Inc. and to the incorporation by reference therein of our report dated February 13, 2001, with respect to the consolidated financial statements and schedules of Golden Telecom, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG (CIS) LIMITED

Moscow, Russia
17 October, 2001